Exhibit 5

February 17, 2012

Sysco Corporation

1390 Enclave Parkway

Houston, TX 77077

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Sysco Corporation, a Delaware Corporation (the “Company”), and to the wholly-owned subsidiaries of the Company listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”) in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) on February 17, 2012, relating to the registration of an indeterminate amount of (i) shares of common stock, par value $1 per share, of the Company (“Common Stock”); (ii) shares of one or more classes or series of preferred stock, par value $1 per share, of the Company (“Preferred Stock”), (iii) one or more series of debt securities, which may be either senior (“Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); , and (iv) guarantees of the Debt Securities to be issued by the Subsidiary Guarantors (the “Guarantees,” and together with the Common Stock, the Preferred Stock, and the Debt Securities, the “Securities”), all of which Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act of 1993, as amended (the “Securities Act”), and as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

The Senior Debt Securities and the Guarantees thereof will be issued under an Indenture (the “Senior Indenture”) among the Company, one or more Subsidiary Guarantors, which will be added pursuant to a supplemental indenture, as applicable, and such trustee as shall be named therein (the “Senior Trustee”). The Subordinated Debt Securities and the Guarantees thereof will be issued under an Indenture (the “Subordinated Indenture”) among the Company, one or more Subsidiary Guarantors, which will be added pursuant to a supplemental indenture, as applicable, and such trustee as shall be named therein (the “Subordinated Trustee,” and together with the Senior Trustee, each a “Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

The amounts, prices and other specific terms of the Securities offered and sold under the Registration Statement will be set forth in the prospectus constituting a part of the Registration Statement and in one or more supplements to such prospectus (collectively, the “Prospectus”).

The terms of the Securities to be issued by the Company from time to time will be approved by the board of directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken (the “Company Corporate Proceedings”) in connection with the issuance of the Securities.

The terms of the Guarantees to be established by the Subsidiary Guarantors will be approved by the boards of directors of the Subsidiary Guarantors or a committee thereof or certain authorized officers of the Subsidiary Guarantors as part of the corporate action taken (the “Guarantor Corporate Proceedings”) in connection with the issuance of the Guarantees.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (a) the amended and restated certificate of incorporation of the Company (the “Certificate of Incorporation”), (b) the amended and restated bylaws of the Company (the “Bylaws”), (c) the corporate and organizational documents of the Company and the Subsidiary Guarantors, (d) certain minutes and records of the Company Corporate Proceedings and the Guarantor Corporate Proceedings and (e) the Registration Statement and exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Subsidiary Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Subsidiary Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others. We have also made other assumptions that we believe to be appropriate for purposes of this letter.

Based upon and subject to the qualifications, assumptions and limitations set forth in this letter, we are of the opinion that:

1. With respect to any offering of Common Stock (the “Offered Common Stock”), the shares of the Offered Common Stock (including any Offered Common Stock duly issued upon conversion, exchange or exercise of any other Securities) will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

2. With respect to any offering of any series of Preferred Stock (the “Offered Preferred Stock”), when the Certificate of Designations (as hereinafter defined) has been duly filed with the Secretary of State of the State of Delaware, the shares of the Offered Preferred Stock (including any Offered Preferred Stock duly issued upon conversion, exchange or exercise of any other Securities), will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

3. When, as and if (a) the Registration Statement will have become effective pursuant to the provisions of the Securities Act, (b) any necessary supplemental indenture (or other such certificate or supplement) to the Indentures will have been duly approved by appropriate Company Corporate Proceedings and Guarantor Corporate Proceedings and such supplemental indenture (or other such certificate or supplement thereto) will have been duly authorized, executed and delivered by the parties, (c) the Debt Securities will have been duly issued in the form and containing the terms described and provided in the Prospectus, the Indentures (and any supplemental indenture or other such certificate or supplement thereto) and the respective Company Corporate Proceedings, and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities with respect thereto are obtained, and (d) the Debt Securities have been duly executed by the Company and duly authenticated by the Trustee and delivered to the purchasers against payment of the agreed consideration therefor, the Debt Securities when issued will be legally issued and binding obligations of the Company.

4. Subject to the assumptions contained in paragraph 3, when, as and if (a) the Guarantees will have been duly issued in the form and containing the terms described and provided in the Prospectus, the Indentures (and any supplemental indenture or other such certificate or supplement thereto) and the respective Guarantor Corporate Proceedings, and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities with respect thereto are obtained, and (b) the Guarantees have been duly executed and delivered by the Subsidiary Guarantors, the Guarantees will be binding obligations of the Subsidiary Guarantors.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities offered pursuant to the Registration Statement (collectively, the “Offered Securities”): (i) the board of directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities and duly authorized and taken any other necessary corporate action to approve the issuance and sale of the Offered Securities and related matters (including without limitation with respect to Offered Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designations (the “Certificate of Designations”) in accordance with the applicable provisions of the General Corporation Law of the State of Delaware) and such authorizations and actions have not been rescinded; (ii) the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the Certificate of Incorporation, the Bylaws, Indenture, or purchase contract (collectively, the “Applicable Agreements”), and any other relevant agreement so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws (subject to the further assumption that the Certificate of Incorporation and the Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Offered Securities and any certificates or receipts representing the interests in the relevant Offered Securities, have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with any relevant agreement (including, any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any Prospectus Supplement relating thereto; (iv) the Registration Statement (including all necessary post-effective amendments) will have been declared, or otherwise have become, effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (v) an appropriate Prospectus Supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby; (vi) the Offered Securities will be issued and sold in compliance with applicable Federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein; (vii) if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, shall have been duly authorized, executed and delivered by the Company and the other parties thereto; and (viii) in the case of an Indenture, purchase contract, Certificate of Designations, or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of (a) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (c) public policy considerations which may limit the rights of parties to obtain certain remedies and (d) other commonly recognized statutory and judicial constraints on enforceability, including, without limitation, statutes of limitations. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, and we express no opinion with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. In addition, we express no opinion as to (i) the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture or late payment charge, (ii) whether the exercise of a remedy limits or precludes the exercise of another remedy, (iii) the right to intervene in any legal proceeding pursuant to the Indenture, (iv) the extent that any delay contemplated by the Indenture exceeds the applicable statute of limitations, or (iv) any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, willful conduct, or violations of securities laws.

This opinion letter is limited to the laws of the State of New York, and the General Corporation Law of the States of California, Colorado, Delaware, Idaho, Maine, Missouri, and Nebraska. All opinions expressed are as of the date hereof except where expressly stated otherwise.

To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture. We also note that in the absence of an enforceable waiver or consent, a guarantor may be discharged if: (i) action by the Trustee or debt securityholder impairs the value of collateral securing guaranteed debt to the detriment of the guarantor, (ii) the Trustee or debt securityholder elects remedies for default that impair the subrogation rights of the guarantor against the borrower, (iii) the guaranteed debt is materially modified, or (iv) the Trustee or debt securityholder otherwise takes action under the Applicable Agreements that materially prejudices the guarantor.

We assume no obligation to advise you of any change in the foregoing subsequent to the delivery of this opinion letter. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes without the prior written consent of this firm.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and further consent to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that this firm is an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ ARNALL GOLDEN GREGORY LLP

ARNALL GOLDEN GREGORY LLP

Schedule I

Guarantors and Jurisdictions of Formation or Incorporation

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Lincoln Poultry & Egg Co.	Nebraska
Sysco Albany, LLC	Delaware
Sysco Arizona, Inc.	Delaware
Sysco Atlanta, LLC	Delaware
Sysco Austin, Inc.	Delaware
Sysco Baltimore, LLC	Delaware
Sysco Baraboo, LLC	Delaware
Sysco Boston, LLC	Delaware
Sysco Central Alabama, Inc.	Delaware
Sysco Central California, Inc.	California
Sysco Central Florida, Inc.	Delaware
Sysco Central Illinois, Inc.	Delaware
Sysco Central Pennsylvania, LLC	Delaware
Sysco Charlotte, LLC	Delaware
Sysco Chicago, Inc.	Delaware
Sysco Cincinnati, LLC	Delaware
Sysco Cleveland, Inc.	Delaware
Sysco Columbia, LLC	Delaware
Sysco Connecticut, LLC	Delaware
Sysco Denver, Inc.	Colorado
Sysco Detroit, LLC	Delaware
Sysco Eastern Maryland, LLC	Delaware
Sysco Eastern Wisconsin, LLC	Delaware
Sysco Grand Rapids, LLC	Delaware
Sysco Gulf Coast, Inc.	Delaware
Sysco Hampton Roads, Inc.	Delaware
Sysco Houston, Inc.	Delaware
Sysco Idaho, Inc.	Idaho
Sysco Indianapolis, LLC	Delaware
Sysco Intermountain, Inc.	Delaware
Sysco Iowa, Inc.	Delaware
Sysco Jackson, LLC	Delaware
Sysco Jacksonville, Inc.	Delaware
Sysco Kansas City, Inc.	Missouri
Sysco Knoxville, LLC	Delaware
Sysco Las Vegas, Inc.	Delaware
Sysco Lincoln, Inc.	Nebraska
Sysco Long Island, LLC	Delaware
Sysco Los Angeles, Inc.	Delaware

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Sysco Louisville, Inc.	Delaware
Sysco Memphis, LLC	Delaware
Sysco Metro New York, LLC	Delaware
Sysco Minnesota, Inc.	Delaware
Sysco Montana, Inc.	Delaware
Sysco Nashville, LLC	Delaware
Sysco New Mexico, LLC	Delaware
Sysco New Orleans, LLC	Delaware
Sysco North Dakota, Inc.	Delaware
Sysco Northern New England, Inc.	Maine
Sysco Philadelphia, LLC	Delaware
Sysco Pittsburgh, LLC	Delaware
Sysco Portland, Inc.	Delaware
Sysco Raleigh, LLC	Delaware
Sysco Sacramento, Inc.	Delaware
Sysco San Antonio, Inc.	Delaware
Sysco San Diego, Inc.	Delaware
Sysco San Francisco, Inc.	California
Sysco Seattle, Inc.	Delaware
Sysco South Florida, Inc.	Delaware
Sysco Southeast Florida, LLC	Delaware
Sysco Spokane, Inc.	Delaware
Sysco St. Louis, LLC	Delaware
Sysco Syracuse, LLC	Delaware
Sysco USA I, Inc.	Delaware
Sysco USA II, LLC	Delaware
Sysco Ventura, Inc.	Delaware
Sysco Virginia, LLC	Delaware
Sysco West Coast Florida, Inc.	Delaware